Exhibit 99.1

Live Ventures to Release Fiscal Second Quarter Financial Results

on May 11, 2022

LAS VEGAS, May 4, 2022 -- Live Ventures Incorporated (NASDAQ: LIVE) (“Live Ventures” or the “Company”), a diversified holding company, will issue its financial results for its fiscal second quarter ended March 31, 2022, before the opening of the NASDAQ Stock Market on Wednesday, May 11, 2022.

About Live Ventures

Live Ventures is a growing, diversified holding company with a strategic focus on value-oriented acquisitions of domestic middle-market companies. Live Ventures’ acquisition strategy is sector agnostic and focuses on well-run, closely held businesses with a demonstrated track record of earnings growth and cash flow generation. The Company looks for opportunities to partner with management teams of its acquired businesses to build increased stockholder value through a disciplined buy-build-hold long-term focused strategy. Live Ventures was founded in 1968. In late 2011 Jon Isaac, CEO and strategic investor took over the company and in 2015, refocused it into a diversified holding company. The Company’s current portfolio of diversified operating subsidiaries includes companies in the textile, flooring, tools, steel, entertainment, and financial services industries.

Contact:

Live Ventures Incorporated

Greg Powell, Director of Investor Relations

725.500.5597

gpowell@liveventures.com

www.liveventures.com

Source: Live Ventures Incorporated